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                                                                     Exhibit 2.7

                                                               COMPOSITE COPY(1)

                             INSTRUMENT OF ADMISSION

      WHEREAS Microsoft Corporation, a Washington corporation ("MICROSOFT"), and Comcast Corporation, a Pennsylvania corporation ("COMCAST"), are parties to an Exchange Agreement dated as of December 7, 2001 (the "AGREEMENT)(capitalized terms used herein and not defined have the meanings specified in the Agreement); and

      WHEREAS, AT&T Corp., a New York corporation ("AT&T"), and AT&T Comcast Corporation, a Pennsylvania corporation ("PARENT"), desire to become parties to the Agreement;

      NOW, THEREFORE, in consideration of the premises and undertakings contained herein, and for other good and valuable consideration, AT&T and Parent agree as follows:

                                   ARTICLE 1
                        ADMISSION TO AGREEMENT; EXCHANGE

      Section 1.01. Admission to Agreement. Effective the date hereof, AT&T and Parent are hereby made parties to the Agreement and are, in addition to the obligations specifically undertaken herein, fully bound by, and subject to, such provisions of the Agreement as by their terms apply specifically to AT&T or Parent, respectively, and to all of the covenants, terms and conditions applicable to all parties of the Agreement, as if they were original parties thereto. For the avoidance of doubt and notwithstanding anything else contained herein, before the Effective Time neither AT&T nor any of its Affiliates shall, and after the Effective Time neither AT&T nor any if its Affiliates at that time shall, be subject to or bound by Article 2 of the Agreement, it being understood that after the Effective Time Parent will not be an Affiliate of AT&T.

      Section 1.02. Exchange. AT&T agrees to effect the Exchange in the manner provided and upon the terms and conditions set forth in Section 3.01 and 3.02 of the Agreement, and to unwind the Exchange in the event such unwind is required pursuant to Section 3.03 of the Agreement.


------------

(1) Reflects amendments enacted by Amendment No. 1 to the Exchange Agreement, dated as of March 11, 2002.
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      Section 1.03. Status as Parties. Each of the parties hereto and to the
Agreement agrees and acknowledges that, in accordance with Section 6.01 of the Agreement, AT&T and Parent shall, from the date hereof, be entitled to the benefits arising from the Agreement as if they were original parties thereto.

                                    ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF AT&T

      AT&T represents and warrants to Microsoft as of the date hereof and as of the Closing that:

      Section 2.01. Corporate Existence And Power. AT&T is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as currently conducted.

      Section 2.02. Corporate Authorization. The execution, delivery and performance by AT&T of this Instrument of Admission and of the Agreement and the consummation by AT&T of the transactions contemplated hereby and thereby are within AT&T's corporate powers and have been duly authorized by all necessary corporate action on the part of AT&T. Each of this Instrument of Admission and the Agreement constitutes a valid and binding agreement of AT&T, enforceable against AT&T in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights and (ii) for the limitations imposed by general principles of equity.

      Section 2.03. Authorization. The execution, delivery and performance by AT&T of this Instrument of Admission and of the Agreement require no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether United States, state or foreign; (iii) such actions by or in respect of, or filings with, any governmental or non-governmental body, agency or official or any other Person as are required to complete the Mergers and which shall have been obtained or completed, as applicable, prior to Closing; and (iv) any other actions or filings that are immaterial to the consummation of the transactions contemplated hereby.

      Section 2.04. Noncontravention. The execution, delivery and performance of this Instrument of Admission and of the Agreement by AT&T do not and will not
(i) violate the certificate of incorporation, bylaws or other governing organizational documents of AT&T, (ii) assuming compliance with the matters referred to in Section 2.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would


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not be material to the transactions contemplated hereby or (iii) conflict with, or result in a violation or breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, or otherwise, would constitute a default) under or a termination of, or entitle any party (with the giving of notice, the passage of time, or both, or otherwise) to terminate, accelerate, modify or call a default under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, guarantee, deed of trust, intellectual property or other license, contract, permit, license, agreement, lease or other instrument to which AT&T or any of its Controlled Affiliates is a party or by which its assets or properties may be affected, or result in the creation of any Lien upon any of the properties or assets of AT&T or any of its Controlled Affiliates, which in each case would be material to the transactions contemplated hereby.

      Section 2.05. Authorization Of Exchange Shares. Any Exchange Shares transferred by AT&T to Microsoft shall, at the time of the Closing, have been duly authorized by all requisite corporate action of AT&T Broadband and shall, when delivered in accordance with the terms of the Agreement, be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of AT&T Broadband.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent represents and warrants to Microsoft as of the date hereof and as of the Closing that:

      Section 3.01. Corporate Existence And Power. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as currently conducted.

      Section 3.02. Authorization. The execution, delivery and performance by Parent of this Instrument of Admission and of the Agreement require no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether United States, state or foreign; (iii) such actions by or in respect of, or filings with, any governmental or non-governmental body, agency or official or any other Person as are required to complete the Mergers and which shall have been obtained or completed, as applicable, prior to Closing; and (iv) any other actions or filings that are immaterial to the consummation of the transactions contemplated hereby.


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      Section 3.03. Noncontravention. The execution, delivery and performance of this Instrument of Admission and of the Agreement by Parent do not and will not
(i) violate the certificate of incorporation, bylaws or other governing organizational documents of Parent, (ii) assuming compliance with the matters referred to in Section 3.02, violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not be material to the transactions contemplated hereby or (iii) conflict with, or result in a violation or breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, or otherwise, would constitute a default) under or a termination of, or entitle any party (with the giving of notice, the passage of time, or both, or otherwise) to terminate, accelerate, modify or call a default under, any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, guarantee, deed of trust, intellectual property or other license, contract, permit, license, agreement, lease or other instrument to which Parent or any of its Controlled Affiliates is a party or by which its assets or properties may be affected, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Controlled Affiliates, which in each case would be material to the transactions contemplated hereby.

      Section 3.04. Authorization Of Parent Shares. (a) Any Parent Shares to be received by Microsoft as the result of the conversion of Exchange Shares in the AT&T Broadband Merger shall, at the Effective Time, have been duly authorized by all requisite corporate action of Parent and shall, when delivered in accordance with the terms of the Merger Agreement, be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of Parent.

      (b) Any shares of Parent Voting Stock to be received by Microsoft, by any Affiliate of Microsoft or by any Third Party Transferee as the result of a Common Stock Exchange shall, at the time of the applicable Common Stock Exchange Closing, have been duly authorized by all requisite corporate action of Parent and shall, when delivered in accordance with the terms of this Agreement, be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of Parent.

      Section 3.05. Anti-takeover. Except for obligations, restrictions or requirements that are generally applicable to all holders of Parent Common Stock (without regard to the number of shares held), or as provided in Section 7.04 of the Agreement, the receipt, holding, transfer and exercise of rights of the Parent Common Stock in the AT&T Broadband Merger will not (i) subject Microsoft or any of its Affiliates to any obligations under Pennsylvania law, the governing organizational documents of Parent or any agreement of the Parent (other than the Agreement or the Transaction Agreements) in respect of Parent or any of its shareholders, (ii) restrict Microsoft or any of its Affiliates from engaging in any transaction with Parent, its Subsidiaries or its shareholders or
(iii) subject


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Microsoft or any of its Affiliates to any higher vote or other requirement in respect of any transaction with Parent, its Subsidiaries or its shareholders. To the extent applicable, Parent has taken all action necessary or advisable to render irrevocably inapplicable, subject to the Closing, to Microsoft and its Affiliates any anti-takeover provision of Pennsylvania law contained in the organizational documents of Parent.

                                   ARTICLE 4
                                COVENANTS OF AT&T

      AT&T agrees that:

      Section 4.01. Ownership Of AT&T Broadband Common Stock. AT&T shall, at the time of the Closing, be the record holder of a sufficient number of shares of AT&T Broadband Common Stock to effect the Exchange, and shall hold such stock free and clear of all Liens.

      Section 4.02. Closing. At the Closing, AT&T shall (a) effect the Exchange,
(b) deliver the certificate required pursuant to Section 9.01(m) of the Agreement and (c) cause its counsel to deliver the opinion required pursuant to
Section 9.01(o) of the Agreement.

      Section 4.03. Registration Statement; Blue Sky Laws. AT&T shall use its reasonable best efforts to cause a Registration Statement to become effective with respect to the Parent Shares, and shall make all other necessary filings pursuant to the 1933 Act, the 1934 Act and applicable state "blue sky" laws, prior to the Closing.

      Section 4.04. Listing Of Stock. AT&T shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Mergers (other than shares of Parent Class B Common Stock) to be approved for listing on the Securities Exchange prior to Closing, subject to official notice of issuance.

                                   ARTICLE 5
                               COVENANTS OF PARENT

      Parent agrees that:

      Section 5.01. Closing. (a) At the Exchange Closing, if any, Parent shall deliver the certificate required pursuant to Section 9.01(n) of the Agreement and (b) at the Alternative Transaction Closing, if any, Parent shall deliver the certificate required pursuant to Section 9.02(i) of the Agreement.


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      Section 5.02. Registration Statement; Blue Sky Laws. Parent shall use its reasonable best efforts to cause a Registration Statement to become effective with respect to the Parent Shares, and shall make all other necessary filings pursuant to the 1933 Act, the 1934 Act and applicable state "blue sky" laws, prior to the Closing.

      Section 5.03. Listing Of Stock. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Mergers (other than shares of Parent Class B Common Stock) to be approved for listing on the Securities Exchange prior to Closing, subject to official notice of issuance.

      Section 5.04. Best Efforts. Parent shall use its reasonable best efforts to effect the transactions set forth in Section 3.04 of the Agreement, to the extent such transactions are required pursuant to the terms of Section 3.04 of the Agreement.

      Section 5.05. Reservation Of Parent Voting Stock. Parent shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Parent Voting Stock as may be required to effect the exchange of shares of Parent Class A Special Common Stock pursuant to
Article 12 of the Agreement.

                                    ARTICLE 6
                                  MISCELLANEOUS

      Section 6.01. Notices. Notices to AT&T and Parent shall be given in the manner provided by Section 11.01 of the Agreement, addressed as follows:

            AT&T Corp.
            295 North Maple Avenue
            Basking Ridge, New Jersey 07920
            Attention: Marilyn J. Wasser
            Fax: (908) 953-8360

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019
            Attention:  Richard D. Katcher
                        Steven A. Rosenblum
                        Stephanie J. Seligman
            Fax: (212) 403-2000


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      Section 6.02. Effectiveness. This Instrument of Admission shall become effective when executed by AT&T and Parent. Executed counterparts hereof shall be delivered promptly to Microsoft and to Comcast. Except as otherwise provided herein, the Agreement shall remain in full force and effect in accordance with its terms unless and until terminated as contemplated thereby.

      Section 6.03. Third Party Beneficiary. Microsoft shall be a third party beneficiary of this Instrument of Admission.

      Section 6.04. Governing Law. This Instrument of Admission shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such State.

      Section 6.05. Counterparts. This Instrument of Admission may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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      IN WITNESS WHEREOF, AT&T and Parent have caused this Instrument of
Admission to be duly executed by their respective authorized officers as of this 19th day of December, 2001.


                                    AT&T CORP.



                                    By:   /s/ Marilyn J. Wasser
                                          ---------------------
                                    Name:  Marilyn J. Wasser
                                    Title: Vice President -- Law
                                           and Secretary



                                    AT&T COMCAST CORPORATION



                                    By:   /s/ Brian L. Roberts
                                          --------------------
                                    Name:  Brian L. Roberts
                                    Title: President




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